Citigroup Managed Futures LLC
                           399 Park Avenue, 7th Floor
                            New York, New York 10022

June 13, 2003


Graham Capital Management, L.P.
Stamford Harbour Park
333 Ludlow Street
Stamford, Ct. 06902

Attention:  Mr. Kenneth G. Tropin

         Re:      Management Agreement Renewal

Dear Mr. Tropin:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2004 and all other provisions of the Management Agreements will remain unchanged.

o        Smith Barney Global Markets Futures Fund
o        Smith Barney Diversified Futures Fund L.P. II
o        Smith Barney Diversified Futures Fund L.P.
o        Salomon Smith Barney Diversified 2000 Futures Fund L.P.
o        AURORA 2001
o        AURORA III
o        SSB Fairfield Futures Fund L.P.
o        Citigroup Diversified Futures Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5043.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC


By: /s/  Daniel R. McAuliffe, Jr
         Daniel R. McAuliffe, Jr.
         Chief Financial Officer & Director

By: /s/  Kenneth G. Tropin

Print Name:  Kenneth G. Tropin